Exhibit 99.1

AMNEAL REPORTS FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS
‒ Full Year 2023 Performance Met or Exceeded Financial Guidance Metrics –
‒ Q4 2023 Net Revenue of $617 million; GAAP Net Loss of $99 million; Diluted Loss per Share of $0.40 ‒
‒ Q4 2023 Adjusted Net Income(1) of $44 million, Adjusted EBITDA(1) of $142 million; Adjusted Diluted EPS(1) of $0.14 ‒

‒ Full Year 2023 Net Revenue of $2.39 billion; GAAP Net Loss of $84 million; Diluted Loss per Share of $0.48 ‒
‒ Full Year 2023 Adjusted Net Income(1) of $198 million; Adjusted EBITDA(1) of $558 million; Adjusted Diluted EPS(1) of $0.64 ‒

‒ Provides 2024 Financial Guidance of $2.55 to $2.65 billion in net revenue and $580 to $620 million in Adjusted EBITDA(1) –

BRIDGEWATER, NJ, March 1, 2024 - Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”) today announced its results for the fourth quarter and full year ended December 31, 2023.

“Amneal had a very successful year in 2023 as we delivered strong execution and growth across our diversified pharmaceutical business. We are starting 2024 with substantial momentum and key catalysts, including complex high-value products, biosimilars and specialty, to further expand our reach. Against the macro backdrop of a global aging population, significant unmet patient needs and ongoing supply issues, Amneal’s mission to provide access to high-quality, affordable, essential medicines has never been more important or more aligned with industry dynamics. Our durable business is ideally positioned to drive sustainable, profitable growth and create value for all our stakeholders, this year and beyond,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

Net revenue in the fourth quarter of 2023 was $617 million, an increase of 1% compared to $610 million in the fourth quarter of 2022. The increase was driven by AvKARE revenues growing 38% due to new launches and Specialty revenues growing 2% driven by key branded products, partially offset by Generics revenues declining 9% as strong performance of biosimilars and complex generics was offset by the timing of orders. Net loss attributable to Amneal Pharmaceuticals, Inc. was $99 million in the fourth quarter of 2023 compared to a net loss of $4 million in the fourth quarter of 2022, primarily due to non-cash intangible asset impairment charges and costs associated with our term loan refinancing. Adjusted EBITDA(1) in the fourth quarter of 2023 was $142 million, a decrease of 8% compared to the fourth quarter of 2022, primarily due to investments in research and development and commercial to drive future growth. Diluted loss per share in the fourth quarter of 2023 was $0.40, an increase of $0.37 from a loss of $0.03 for the fourth quarter of 2022, due to the aforementioned factors, partially offset by an increase in the weighted-average common shares outstanding as a result of our previously announced reorganization. Adjusted diluted EPS(1) in the fourth quarter of 2023 was $0.14, a decrease of 39% from $0.23 in the fourth quarter of 2022.

Net revenue for the year ended December 31, 2023 was $2.39 billion, an increase of 8% compared to $2.21 billion for the year ended December 31, 2022. Revenue growth was driven by all three business segments with AvKARE growing 31%, Generics growing 3% due to strong performance of our complex portfolio and biosimilars, and Specialty growing 4%. Net loss attributable to Amneal Pharmaceuticals, Inc. was $84 million for the year ended December 31, 2023, an improvement of $41 million compared to a net loss of $130 million for the year ended December 31, 2022. Adjusted EBITDA(1) for the year ended December 31, 2023 was $558 million, an increase of $44 million compared to the year ended December 31, 2022, reflective of strong revenue growth and continued operating expense leverage. Diluted loss per share for the year ended December 31, 2023 was $0.48, a decrease of 44% compared to diluted loss per share of $0.86 for the year ended December 31, 2022. Adjusted diluted EPS(1) in the year ended December 31, 2023 was $0.64, a decrease of 6% from $0.68 for the year ended December 31, 2022, due to higher EBITDA offset by higher interest expense.
(1)    See “Non-GAAP Financial Measures” below.

2024 Financial Guidance

	Full Year 2024 Guidance	Full Year 2023 Actuals
Net revenue	$2.55 billion - $2.65 billion	$2.39 billion
Adjusted EBITDA (1)	$580 million - $620 million	$558 million
Adjusted diluted EPS (2)	$0.53 - $0.63	$0.64
Operating cash flow (3)	$260 million - $300 million	$346 million
Capital expenditures	$60 million - $70 million	$43 million
(1) Includes 100% of Adjusted EBITDA from the AvKARE acquisition. See also “Non-GAAP Financial Measures” below.
(2) Accounts for 35% non-controlling interest in AvKARE. Assumes weighted-average diluted shares outstanding of approximately 317 million for the year ending December 31, 2024, compared to weighted-average diluted shares outstanding of 310 million for the year ended December 31, 2023. See also “Non-GAAP Financial Measures” below for assumptions used in calculation.
(3) 2024 does not contemplate one time and non-recurring items such as legal settlements and other discrete items. 2023 includes the impact of a payment of $85.5 million for the Opana ER® antitrust litigation settlement, including interest.
Amneal’s 2024 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Conference Call Information

Amneal will host a conference call and live webcast at 8:30 am Eastern Time today, March 1, 2024, to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (833) 470-1428 (in the U.S.) with access code 743629. A replay of the conference call will be posted shortly after the call and will be available for seven days. For a list of toll-free international numbers, visit this website: https://www.netroadshow.com/events/global-numbers?confId=52762.
About Amneal
Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, NJ, is a fully integrated global pharmaceutical company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of over 270 pharmaceutical products, primarily within the United States. In its Generics segment, the Company is expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders, with a pipeline focused on unmet needs. Through its AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; expected or estimated operating results and financial performance; and statements regarding our positioning, including our ability to drive sustainable long-term growth, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the impact of a prolonged business interruption within our supply chain; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our dependence on third-party agreements for a portion of our product offerings; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties, including recent events affecting the financial services industry; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our class A common stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Adjusted diluted EPS reflects diluted earnings per share based on adjusted net income, which is net loss adjusted to (A) exclude (i) non-cash interest, (ii) GAAP provision for (benefit from) income taxes, (iii) amortization, (iv) stock-based compensation, (v) acquisition, site closure expenses, and idle facility expenses, (vi) restructuring and other charges, (vii) loss on refinancing, (viii) charges related to certain legal matters, including interest, net, (ix) asset impairment charges, (x) regulatory approval milestone, (xi) change in fair value of contingent consideration, (xii) insurance recoveries for property losses and associated expenses (xiii) increase in tax receivable agreement liability, (xiv) system implementation expense, (xv) reorganization expenses, (xvi) other and (xvii) net income attributable to non-controlling interests not associated with class B common stock, and (B) include non-GAAP provision for income taxes. Non-GAAP adjusted diluted EPS was calculated assuming (i) the weighted average diluted shares outstanding of class A common stock and (ii) as if all shares of class B common stock were converted to shares of class A common stock as of January 1, 2022.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Contact
Anthony DiMeo
Head of Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net revenue	$616,981	$609,759	$2,393,607	$2,212,304
Cost of goods sold	427,154	394,371	1,573,042	1,427,596
Gross profit	189,827	215,388	820,565	784,708
Selling, general and administrative	109,003	102,158	429,675	399,700
Research and development	46,086	41,907	163,950	195,688
In-process research and development impairment charges	30,800	12,970	30,800	12,970
Intellectual property legal development expenses	478	1,362	3,828	4,358
Acquisition, transaction-related and integration (credit) expenses	—	(5)	—	709
Restructuring and other charges	114	109	1,749	1,421
Change in fair value of contingent consideration	(13,710)	2,226	(14,497)	731
Insurance recoveries for property losses and associated expenses, net	—	—	—	(1,911)
Charges related to legal matters, net	2,863	20,094	1,824	269,930
Other operating income	—	(1,465)	(1,138)	(3,960)
Operating income (loss)	14,193	36,032	204,374	(94,928)
Other (expense) income:
Interest expense, net	(59,548)	(47,028)	(210,629)	(158,377)
Foreign exchange gain (loss), net	2,288	569	1,671	(12,364)
Loss on refinancing	(40,805)	—	(40,805)	(291)
Other income, net	411	2,772	5,119	17,833
Total other expense, net	(97,654)	(43,687)	(244,644)	(153,199)
Loss before income taxes	(83,461)	(7,655)	(40,270)	(248,127)
Provision for (benefit from) income taxes	9,883	(1,797)	8,452	6,662
Net loss	(93,344)	(5,858)	(48,722)	(254,789)
Less: Net (income) loss attributable to non-controlling interests	(5,305)	1,525	(35,271)	125,241
Net loss attributable to Amneal Pharmaceuticals, Inc. before accretion of redeemable non-controlling interest	(98,649)	(4,333)	(83,993)	(129,548)
Accretion of redeemable non-controlling interest	—	—	—	(438)
Net loss attributable to Amneal Pharmaceuticals, Inc.	$(98,649)	$(4,333)	$(83,993)	$(129,986)

Net loss per share attributable to Amneal Pharmaceuticals, Inc.'s Class A common stockholders:
Basic and diluted	$(0.40)	$(0.03)	$(0.48)	$(0.86)
Weighted-average common shares outstanding:
Basic and diluted	243,711	151,476	176,136	150,944

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited; in thousands)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$91,542	$25,976
Restricted cash	7,565	9,251
Trade accounts receivable, net	613,732	741,791
Inventories	581,384	530,735
Prepaid expenses and other current assets	82,685	103,565
Related party receivables	955	500
Total current assets	1,377,863	1,411,818
Property, plant and equipment, net	447,574	469,815
Goodwill	598,629	598,853
Intangible assets, net	890,423	1,096,093
Operating lease right-of-use assets	30,329	38,211
Operating lease right-of-use assets - related party	12,954	17,910
Financing lease right-of-use assets	59,280	63,424
Other assets	55,517	103,217
Total assets	$3,472,569	$3,799,341
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$534,662	$538,199
Current portion of liabilities for legal matters	76,988	107,483
Revolving credit facility	179,000	60,000
Current portion of long-term debt, net	34,125	29,961
Current portion of operating lease liabilities	9,207	8,321
Current portion of operating lease liabilities - related party	2,825	2,869
Current portion of financing lease liabilities	2,467	3,488
Related party payables - short term	7,321	2,479
Total current liabilities	846,595	752,800
Long-term debt, net	2,386,004	2,591,981
Note payable - related party	41,447	39,706
Operating lease liabilities	24,095	32,126
Operating lease liabilities - related party	12,787	15,914
Financing lease liabilities	58,566	60,769
Related party payable - long term	11,776	9,649
Other long-term liabilities	29,995	87,468
Total long-term liabilities	2,564,670	2,837,613
Redeemable non-controlling interests	41,293	24,949
Total stockholders' equity	20,011	183,979
Total liabilities and stockholders' equity	$3,472,569	$3,799,341

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(unaudited; in thousands)

	Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(48,722)	$(254,789)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	229,400	240,175
Unrealized foreign currency (gain) loss	(768)	15,190
Amortization of debt issuance costs and discount	8,182	8,595
Loss on refinancing	40,805	291
Intangible asset impairment charges	66,932	24,081
Change in fair value of contingent consideration	(14,497)	731
Stock-based compensation	26,822	31,847
Inventory provision	74,686	51,096
Insurance recoveries for property and equipment losses	—	(1,000)
Other operating charges and credits, net	9,923	8,828
Changes in assets and liabilities:
Trade accounts receivable, net	126,289	(79,717)
Inventories	(126,182)	(102,396)
Prepaid expenses, other current assets and other assets	37,814	9,882
Related party receivables	(490)	646
Accounts payable, accrued expenses and other liabilities	(94,446)	109,568
Related party payables	9,829	2,072
Net cash provided by operating activities	345,577	65,100
Cash flows from investing activities:
Purchases of property, plant and equipment	(43,216)	(46,407)
Acquisition of intangible assets	(22,388)	(41,800)
Deposits for future acquisition of property, plant, and equipment	(3,585)	(2,388)
Acquisition of business	—	(84,714)
Proceeds from insurance recoveries for property and equipment losses	—	1,000
Net cash used in investing activities	(69,189)	(174,309)
Cash flows from financing activities:
Payments of deferred financing and refinancing costs	(162,415)	(1,663)
Payments of principal on debt, revolving credit facility, financing leases and other	(414,080)	(123,272)
Proceeds from issuance of debt	217,732	—
Borrowings on revolving credit facility	219,000	85,000
Proceeds from exercise of stock options	451	662
Employee payroll tax withholding on restricted stock unit vesting	(2,378)	(3,571)
Payments of deferred consideration for acquisitions - related party	—	(44,498)
Acquisition of redeemable non-controlling interests	—	(1,722)
Tax distributions to non-controlling interest	(70,883)	(17,556)
Net cash used in financing activities	(212,573)	(106,620)
Effect of foreign exchange rate on cash	65	(5,683)
Net increase (decrease) in cash, cash equivalents, and restricted cash	63,880	(221,512)
Cash, cash equivalents, and restricted cash - beginning of period	35,227	256,739
Cash, cash equivalents, and restricted cash - end of period	$99,107	$35,227
Cash and cash equivalents - end of period	$91,542	$25,976
Restricted cash - end of period	$7,565	$9,251
Cash, cash equivalents, and restricted cash - end of period	$99,107	$35,227

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, in thousands)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(93,344)	$(5,858)	$(48,722)	$(254,789)
Adjusted to add (deduct):
Interest expense, net	59,548	47,028	210,629	158,377
Provision for (benefit from) income taxes	9,883	(1,797)	8,452	6,662
Depreciation and amortization	56,933	61,056	229,400	240,175
EBITDA (Non-GAAP)	$33,020	$100,429	$399,759	$150,425
Adjusted to add (deduct):
Stock-based compensation expense	5,974	7,831	26,822	31,847
Acquisition, site closure, and idle facility expenses (1)	1,186	3,452	7,017	15,682
Restructuring and other charges	114	109	1,650	1,378
Loss on refinancing	40,805	—	40,805	291
Charges related to legal matters, net (2)	2,863	20,094	11,824	269,930
Asset impairment charges (3)	67,228	18,551	70,107	26,909
Foreign exchange (gain) loss	(2,288)	(569)	(1,671)	12,364
Change in fair value of contingent consideration	(13,710)	2,226	(14,497)	731
Insurance recoveries for property losses and associated expenses	—	—	—	(1,911)
Regulatory approval milestone	—	—	—	5,000
Increase in tax receivable agreement liability	1,217	631	3,124	631
System implementation expense (4)	934	727	5,363	2,818
Reorganization expenses(5)	4,630	—	5,927	393
Other	175	551	1,984	(2,378)
Adjusted EBITDA (Non-GAAP)	$142,148	$154,032	$558,214	$514,110

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited; in thousands, except per share amounts)

Reconciliation of Net Loss to Adjusted Net Income and Calculation of Adjusted Diluted Earnings per Share

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(93,344)	$(5,858)	$(48,722)	$(254,789)
Adjusted to add (deduct):
Non-cash interest	1,016	1,885	7,017	7,715
GAAP provision for (benefit from) income taxes	9,883	(1,797)	8,452	6,662
Amortization	39,208	42,851	157,219	164,997
Stock-based compensation expense	5,974	7,831	26,822	31,847
Acquisition, site closure expenses, and idle facility expenses (1)	1,186	3,452	7,017	15,682
Restructuring and other charges	114	109	1,650	1,378
Loss on refinancing	40,805	—	40,805	291
Charges related to legal matters, including interest, net (2)	3,580	21,564	14,784	273,226
Asset impairment charges (3)	67,143	18,485	70,015	26,843
Regulatory approval milestone	—	—	—	5,000
Change in fair value of contingent consideration	(13,710)	2,226	(14,497)	731
Insurance recoveries for property losses and associated expenses	—	—	—	(1,911)
Increase in tax receivable agreement liability	1,217	631	3,124	631
System implementation expense (4)	934	727	5,363	2,818
Reorganization expenses (5)	4,630	—	5,927	393
Other	323	552	2,466	(2,235)
Provision for income taxes (6)	(17,563)	(15,297)	(60,014)	(56,450)
Net income attributable to non-controlling interests not associated with our class B common stock	(7,831)	(5,958)	(29,873)	(15,121)
Adjusted net income (Non-GAAP)	$43,565	$71,403	$197,555	$207,708
Weighted average diluted shares outstanding (Non-GAAP) (7)	314,986	305,145	310,234	304,598
Adjusted diluted earnings per share (Non-GAAP)	$0.14	$0.23	$0.64	$0.68

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Reconciliations of Net Loss to EBITDA and Adjusted EBITDA and
Net Loss to Adjusted Net Income and Calculation of Adjusted Diluted Earnings per Share
(1)Acquisition, site closure, and idle facility expenses for the three months and year ended December 31, 2023 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure, and idle facility expenses for the three months ended December 31, 2022 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure, and idle facility expenses for the year ended December 31, 2022 primarily included (i) transaction and integration costs associated with the acquisition of the baclofen franchise from certain entities affiliated with Saol International Limited, which closed on February 9, 2022; (ii) integration costs associated with the acquisition of Puniska Healthcare Pvt. Ltd., which closed on November 2, 2021; and (iii) site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility.
(2)For the three months ended December 31, 2023, charges related to legal matters, net were primarily comprised of a settlement of commercial antitrust litigation. For the year ended December 31, 2023, charges related to legal matters, net were primarily comprised of (i) charges associated with civil prescription opioid litigation, (ii) a settlement of a customer claim, (iii) a settlement of commercial antitrust litigation, and (iv) a settlement of a stockholder derivative lawsuit. For the three months ended December 31, 2022, charges related to legal matters, net primarily related to prescription opioid litigation. For the year ended December 31, 2022, charges related to legal matters, net, primarily included charges for (i) the settlements of the Opana ER® antitrust litigation and (ii) prescription opioid litigation, offset in part by insurance recoveries associated with class action shareholder lawsuits.
(3)Asset impairment charges for the three months and year ended December 31, 2023 were primarily associated with the write-offs of intangibles assets. Asset impairment charges for the three months and year ended December 31, 2022 were associated with the write-offs of intangibles assets and equipment.
(4)System implementation expense for the three months ended December 31, 2023 was primarily for the implementation of sales deduction software and indirect procurement software. System implementation expense for the three months ended December 31, 2022 was primarily for indirect procurement software. System implementation expense for the years ended December 31, 2023 and 2022 was primarily for the implementation of indirect procurement software, sales deduction software, and financial statement consolidation software. System implementation expenses were associated with the further integration of our acquired businesses.
(5)On November 7, 2023, the Company implemented a plan to reorganize and simplify its corporate structure by eliminating its umbrella partnership-C-corporation structure and converting to a more traditional C-corporation structure, whereby all stockholders hold their voting and economic interests directly through the public company (“Reorganization”). For the three months ended December 31, 2023 and the years ended December 31, 2023 and 2022, Reorganization expenses were comprised of professional fees.
(6)The non-GAAP effective tax rates for the three months and year ended December 31, 2023 were 28.7% and 23.3%, respectively. The non-GAAP effective tax rates for the three months and year ended December 31, 2022 were 17.6% and 21.4%, respectively.
(7)Weighted average diluted shares outstanding consisted of class A common stock and class B common stock, as if all shares of class B common stock were converted to class A common stock as of January 1, 2022.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$363,037	$—	$363,037	$399,165	$—	$399,165
Cost of goods sold (2)	221,861	(14,167)	207,694	249,795	(16,875)	232,920
Gross profit	141,176	14,167	155,343	149,370	16,875	166,245
Gross margin %	38.9%		42.8%	37.4%		41.6%

Selling, general and administrative (3)	30,734	(1,849)	28,885	25,371	(1,319)	24,052
Research and development (4)	33,663	(654)	33,009	38,127	(1,112)	37,015
In-process research and development impairment charges	26,500	(26,500)	—	12,970	(12,970)	—
Intellectual property legal development expenses	468	—	468	1,332	—	1,332
Acquisition, transaction-related and integration expenses	—	—	—	1	(1)	—
Restructuring and other charges	—	—	—	108	(108)	—
Charges related to legal matters, net	2,863	(2,863)	—	19,958	(19,958)	—
Other operating income	—	—	—	(1,465)	—	(1,465)
Operating income	$46,948	$46,033	$92,981	$52,968	$52,343	$105,311
(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the three months ended December 31, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($0.6 million and $1.2 million), amortization expense ($10.7 million and $12.4 million), site closure and idle facility expenses ($0.7 million and $2.7 million), asset impairment charges ($2.3 million and $0.3 million), and other ($(0.1) million and $0.3 million).
(3)Adjustments for the three months ended December 31, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($1.2 million and $0.5 million) and site closure costs ($0.6 million and $0.8 million).
(4)Adjustments for the three months ended December 31, 2023 and 2022 were comprised of stock-based compensation expense.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Year Ended December 31, 2023			Year Ended December 31, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$1,471,401	$—	$1,471,401	$1,432,073	$—	$1,432,073
Cost of goods sold (2)	913,869	(56,450)	857,419	896,031	(70,080)	825,951
Gross profit	557,532	56,450	613,982	536,042	70,080	606,122
Gross margin %	37.9%		41.7%	37.4%		42.3%

Selling, general and administrative (3)	119,912	(7,411)	112,501	109,781	(9,960)	99,821
Research and development (4)	132,233	(2,555)	129,678	167,509	(4,819)	162,690
In-process research and development impairment charges	26,500	(26,500)	—	12,970	(12,970)	—
Intellectual property legal development expenses	3,708	—	3,708	4,251	—	4,251
Acquisition, transaction-related and integration expenses	—	—	—	25	(25)	—
Restructuring and other charges	211	(112)	99	821	(821)	—
Insurance recoveries for property losses and associated expenses, net	—	—	—	(1,911)	1,911	—
(Credit) charges related to legal matters, net	(64)	(9,936)	(10,000)	22,400	(22,400)	—
Other operating income	(1,138)	—	(1,138)	(3,960)	—	(3,960)
Operating income	$276,170	$102,964	$379,134	$224,156	$119,164	$343,320
(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the years ended December 31, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($3.5 million and $4.8 million), amortization expense ($42.8 million and $44.2 million), site closure and idle facility expenses ($4.9 million and $12.5 million), asset impairment charges ($5.2 million and $8.6 million), and other ($0.1 million and none).
(3)Adjustments for the years ended December 31, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($5.2 million, and $2.5 million), site closure expenses ($2.2 million and $2.5 million), and a regulatory approval milestone (none and $5.0 million).
(4)Adjustments for the years ended December 31, 2023 and 2022 were comprised of stock-based compensation expense.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$104,481	$—	$104,481	$102,550	$—	$102,550
Cost of goods sold (1)	79,023	(59,940)	19,083	52,069	(32,652)	19,417
Gross profit	25,458	59,940	85,398	50,481	32,652	83,133
Gross margin %	24.4%		81.7%	49.2%		81.1%

Selling, general and administrative (2)	20,243	(39)	20,204	20,259	(119)	20,140
Research and development (2)	12,423	(451)	11,972	3,780	(372)	3,408
In-process research and development impairment charges	4,300	(4,300)	—	—	—	—
Intellectual property legal development expenses	10	—	10	30	—	30
Acquisition, transaction-related and integration expenses	—	—	—	2	(2)	—
Restructuring and other charges	92	(92)	—	—	—	—
Change in fair value of contingent consideration (3)	(13,710)	13,710	—	2,226	(2,226)	—
Operating income	$2,100	$51,112	$53,212	$24,184	$35,371	$59,555

(1)Adjustments for the three months ended December 31, 2023 and 2022, respectively, were comprised of amortization expense ($25.8 million and $27.4 million) and asset impairment charges ($34.1 million and $5.3 million).

(2)Adjustments for the three months ended December 31, 2023 and 2022 were comprised of stock-based compensation expense.

(3)Contingent consideration was recorded in connection with the acquisitions of (i) the baclofen franchise from certain entities affiliated with Saol International Limited and (ii) Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Year Ended December 31, 2023			Year Ended December 31, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$390,457	$—	$390,457	$374,121	$—	$374,121
Cost of goods sold (1)	214,277	(137,811)	76,466	182,432	(113,512)	68,920
Gross profit	176,180	137,811	313,991	191,689	113,512	305,201
Gross margin %	45.1%		80.4%	51.2%		81.6%

Selling, general and administrative (2)	88,137	(688)	87,449	90,031	(913)	89,118
Research and development (2)	31,717	(1,785)	29,932	28,179	(1,471)	26,708
In-process research and development impairment charges	4,300	(4,300)	—	—	—	—
Intellectual property legal development expenses	120	—	120	107	—	107
Acquisition, transaction-related and integration expenses	—	—	—	49	(49)	—
Restructuring and other charges	1,105	(1,105)	—	—	—	—
Change in fair value of contingent consideration (3)	(14,497)	14,497	—	731	(731)	—
Operating income	$65,298	$131,192	$196,490	$72,592	$116,676	$189,268

(1)Adjustments for the years ended December 31, 2023 and 2022, respectively, were comprised of amortization expense ($103.7 million and $108.2 million) and asset impairment charges ($34.1 million and $5.3 million).

(2)Adjustments for the years ended December 31, 2023 and 2022 were comprised of stock-based compensation expense.

(3)Contingent consideration was recorded in connection with the acquisitions of (i) the baclofen franchise from certain entities affiliated with Saol International Limited and (ii) Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$149,463	$—	$149,463	$108,044	$—	$108,044
Cost of goods sold	126,270	—	126,270	92,507	—	92,507
Gross profit	23,193	—	23,193	15,537	—	15,537
Gross margin %	15.5%		15.5%	14.4%		14.4%

Selling, general and administrative (2)	14,073	(3,764)	10,309	14,298	(4,932)	9,366
Operating income	$9,120	$3,764	$12,884	$1,239	$4,932	$6,171

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)Adjustments for the three months ended December 31, 2023 and 2022, respectively, were comprised of amortization expense ($4.2 million and $4.9 million) and other ($(0.4) million and none).

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Year Ended December 31, 2023			Year Ended December 31, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$531,749	$—	$531,749	$406,110	$—	$406,110
Cost of goods sold	444,896	—	444,896	349,133	—	349,133
Gross profit	86,853	—	86,853	56,977	—	56,977
Gross margin %	16.3%		16.3%	14.0%		14.0%

Selling, general and administrative (2)	55,341	(15,373)	39,968	53,659	(19,324)	34,335
Operating income	$31,512	$15,373	$46,885	$3,318	$19,324	$22,642

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)Adjustments for the years ended December 31, 2023 and 2022, respectively, were comprised of amortization ($16.8 million and $19.7 million) and other ($(1.4) million and $(0.4) million).